The Original BARK Company
221 Canal Street, Floor 6,
New York, NY 10013

Power of Attorney

KNOW ALL BY THESE PRESENTS, the undersigned, as a wholly-owned subsidiary and co-registrant of certain securities of The Original BARK Company (the "Company"), hereby constitutes and appoints each of Frank N. Strumolo, Helen Cheng and Rustin Richburg signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned a Form ID Application and/or "Update Passphrase Confirmation," if required, and submit the same to the United States Securities and Exchange Commission; and

(2)    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required to be done by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act of 1933, as amended, and the rules thereunder. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: November 15, 2021

/s/ Howard Richard Yeaton Jr.